Exhibit 23.2 Consent of Independent Registered Public Accountant

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements on Form S-8 (No. 333-85206), (No. 33-32095), (No. 33-58538), (No. 33-32096), (No. 33-87976) and (No. 333-135452) of Northeast Bancorp of our report dated August 11, 2006, relating to our audit of the consolidated financial statements at June 30, 2006 and for the years ended June 30, 2006 and 2005 of Northeast Bancorp and Subsidiaries, which appears in the Annual Report on Form 10-K of Northeast Bancorp and Subsidiaries for the year ended June 30, 2007.

/s/ Baker Newman & Noyes
Portland, Maine	Baker Newman & Noyes
September 27, 2007	Limited Liability Company